NEWS RELEASE

FOR IMMEDIATE RELEASE

FEDERAL HOME LOAN BANK OF BOSTON ANNOUNCES 2026
FIRST QUARTER RESULTS, DECLARES DIVIDEND

BOSTON (April 24, 2026) - The Federal Home Loan Bank of Boston announced its preliminary, unaudited first quarter financial results for 2026, reporting net income of $44.3 million for the quarter. The Bank expects to file its quarterly report on Form 10-Q for the quarter ending March 31, 2026, with the U.S. Securities and Exchange Commission next month.

“The Bank’s consistent financial performance continues to support liquidity and funding solutions and facilitates our ongoing commitment to offer housing and community investment programs to our financial institution members. We are proud to serve as a crucial source of liquidity in all environments so our members can strengthen the communities they serve,” said President and CEO Timothy J. Barrett.

First Quarter 2026 Operating Highlights:
•Net income was $44.3 million for the three months ended March 31, 2026, a decrease from $57.0 million for the first quarter of 2025 primarily due to a decrease in net interest income and other income and a faster initial pace of spending on discretionary housing and community investment programs.
•Net interest income was $85.7 million in the first quarter of 2026, compared to $92.8 million for the first quarter of 2025, primarily driven by significantly lower short-term interest rates, an $8.3 billion decline in average advances, and a $160.8 million decline in average capital.
•Net interest spread was 0.28% during the first quarter of 2026, an increase of six basis points from the first quarter of 2025.
•A total of $8.9 million was set aside for the Affordable Housing Program, which includes a $4.9 million statutory assessment and a $4.0 million voluntary contribution during the quarter.
•$6.6 million was contributed to the Bank’s discretionary housing and community investment programs.

March 31, 2026 Financial Condition Highlights:
•Total assets increased to $71.4 billion at March 31, 2026, up from $68.8 billion at year-end 2025.
•Advances totaled $40.5 billion at the end of the quarter, an increase from $38.8 billion at the end of 2025.
•Total capital was $3.9 billion, an increase from $3.8 billion at year-end 2025, primarily attributable to the increase in advances.
•As of March 31, 2026, the Bank was in compliance with all regulatory capital ratios.
•The Bank is classified as “adequately capitalized” by its regulator, based on the most recent information available as of December 31, 2025.

Dividend:
•A dividend equal to an annual yield of 6.71% was declared by the Bank’s board of directors. The dividend, based on average stock outstanding for the first quarter of 2026, will be paid on May 4, 2026. Future dividend declarations remain at the discretion of the board of directors.

About the Bank

The Federal Home Loan Bank of Boston is a cooperatively owned wholesale bank for housing finance in the six New England states. Its mission is to provide highly reliable wholesale funding and liquidity to its member financial institutions in New England. The Bank also develops and delivers competitively priced financial products, services, and expertise that support housing finance, community development, and economic growth, including programs targeted to lower-income households.

Contact:
Adam Coldwell
617-292-9774
adam.coldwell@fhlbboston.com

Federal Home Loan Bank of Boston
Balance Sheet Highlights
(Dollars in thousands)
(Unaudited)

	3/31/2026	12/31/2025	3/31/2025
ASSETS
Cash and due from banks	$25,930	$1,184	$26,697
Advances	40,516,560	38,762,563	45,427,914
Investments (1)	25,989,186	25,206,343	26,965,568
Mortgage loans held for portfolio, net	4,362,657	4,285,722	3,765,267
Other assets	524,016	556,837	608,712
Total assets	$71,418,349	$68,812,649	$76,794,158

LIABILITIES
Consolidated obligations, net	$66,224,263	$63,625,913	$71,504,332
Deposits	874,209	915,299	810,253
Other liabilities	461,751	492,098	558,683

CAPITAL
Class B capital stock	2,019,932	1,936,610	2,207,384
Retained earnings - unrestricted	1,423,025	1,421,472	1,407,846
Retained earnings - restricted (2)	563,425	554,561	520,643
Total retained earnings	1,986,450	1,976,033	1,928,489
Accumulated other comprehensive loss	(148,256)	(133,304)	(214,983)
Total capital	3,858,126	3,779,339	3,920,890
Total liabilities and capital	$71,418,349	$68,812,649	$76,794,158

Total regulatory capital-to-assets ratio (3)	5.6%	5.7%	5.4%
Ratio of market value of equity (MVE) to par value of capital stock (4)	185%	188%	170%

Income Statement Highlights
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended
	3/31/2026	12/31/2025	3/31/2025

Total interest income	$687,447	$752,740	$860,791
Total interest expense	601,701	667,166	768,002
Net interest income	85,746	85,574	92,789
Other income	238	5,272	3,902
Operating expense	21,900	23,346	20,478
Federal Housing Finance Agency and Office of Finance	2,582	3,120	2,789
AHP voluntary contribution	3,962	30	4,434
Discretionary housing and community investment programs (5)	6,569	276	4,817
Other expense	1,717	1,195	840
AHP assessment	4,935	6,295	6,342
Net income	$44,319	$56,584	$56,991

Performance Ratios: (6)
Return on average assets	0.26%	0.32%	0.30%
Return on average equity (7)	4.77%	6.08%	5.88%
Net interest spread	0.28%	0.24%	0.22%
Net interest margin	0.51%	0.49%	0.49%

(1)    Investments include available-for-sale securities, held-to-maturity securities, trading securities, interest-bearing deposits, securities purchased under agreements to resell, and federal funds sold.
(2)    The Bank's capital plan and a joint capital enhancement agreement among all Federal Home Loan Banks require the Bank to allocate a certain amount, generally not less than 20% of each of quarterly net income and adjustments to prior net income, to a restricted retained earnings account until a total required allocation is met. Amounts in the restricted retained earnings account are unavailable to be paid as dividends, which may be paid from current net income and unrestricted retained earnings. For additional information, see Item 5 — Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities in the Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 13, 2026 (the 2025 Annual Report).
(3)    For additional information on the Bank's capital requirements, see Item 7 — Management's Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Capital in the 2025 Annual Report.
(4)    MVE equals the difference between the theoretical market value of assets and the theoretical market value of liabilities, and the ratio of MVE to par value of Bank capital stock can be an indicator of future net income to the extent that it demonstrates the impact of prior interest-rate movements on the capacity of the current balance sheet to generate net interest income. However, this ratio does not always provide an accurate indication of future net income. Accordingly, investors should not place undue reliance on this ratio and are encouraged to read the Bank's discussion of MVE, including discussion of the limitations of MVE as a metric, in Item 7A — Quantitative and Qualitative Disclosures About Market Risk — Measurement of Market and Interest Rate Risk in the 2025 Annual Report.
(5)    We have certain discretionary subsidized advance and grant programs, including our Jobs for New England, Housing Our Workforce, Lift Up Homeownership, CDFI Advance, and permanent rate buydown programs. For additional information see Item 1 — Business — Targeted Housing and Community Investment Programs in the 2025 Annual Report.
(6)    Yields for quarterly periods are annualized.
(7)    Return on average equity is net income divided by the total of the average daily balance of outstanding Class B capital stock, accumulated other comprehensive loss, and total retained earnings.

****************************
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release, including the unaudited balance sheet highlights and income statement highlights, uses forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, which include statements with respect to the Bank’s plans, objectives, projections, estimates, or predictions. These statements are based on the Bank's expectations as of the date hereof. The words “preliminary,” "expects," “anticipates,” “will,” and similar statements and their plural and negative forms are used in this notification to identify some, but not all, of such forward-looking statements. For example, statements about future declarations of dividends and expectations for advances balances, mortgage-loan investments, and net income are forward-looking statements, among other forward-looking statements herein.

The Bank cautions that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to, the application of accounting standards relating to, among other things, the amortization and accretion of premiums and discounts on financial assets, financial liabilities, and certain fair value gains and losses; changes and volatility of such changes in interest rates, market prices, and indices; hedge accounting of derivatives and underlying financial instruments; the fair values of financial instruments; the allowance for credit losses on investment securities and mortgage loans; instability in the credit and debt markets; economic conditions; changes in demand for advances or consolidated obligations of the Bank or the Federal Home Loan Bank system; the Bank's ability to execute its business model and pay future dividends; and prepayment speeds on mortgage assets. In addition, the Bank reserves the right to change its plans for any programs for any reason, including but not limited to, legislative or regulatory changes, changes in membership, or changes at the discretion of the board of directors. Accordingly, the Bank cautions that actual results could differ materially from those expressed or implied in these forward-looking statements or could impact the extent to which a particular plan, objective, projection, estimate or prediction is realized, and you are cautioned not to place undue reliance on such statements. The Bank does not undertake to update any forward-looking statement herein or that may be made from time to time on behalf of the Bank.

###